UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Shutterfly, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 1, 2015, Shutterfly, Inc. (“Shutterfly” or the “Company”) issued the following press release:

Shutterfly Comments on ISS Report

Shutterfly Urges Stockholders to Vote FOR ALL of Shutterfly’s Director Nominees on the
WHITE Proxy Card Today

Shutterfly Remains Committed to Appointing Mario Cibelli and Another Mutually Acceptable Candidate to the Board of Directors Following the 2015 Annual Meeting

REDWOOD CITY, Calif. June 1, 2015 — Shutterfly Inc. (NASDAQ: SFLY) today issued the following statement regarding a May 31, 2015, report by Institutional Shareholder Services (ISS). The report relates to the election of directors to Shutterfly’s Board of Directors at the Company’s 2015 Annual Meeting, to be held on Friday, June 12, 2015. Shutterfly urges stockholders to vote “FOR ALL” of Shutterfly’s director nominees on the WHITE proxy card.

Commenting on the ISS report, Shutterfly issued the following statement:

While we are pleased ISS recognizes that replacing 33% of the Shutterfly Board with Marathon Partners’ nominees is NOT in the best interest of stockholders, we believe ISS reached the wrong conclusion in failing to recommend that stockholders vote “FOR ALL” of Shutterfly’s nominees. The Shutterfly Board recommends that stockholders vote “FOR ALL” of Shutterfly’s experienced director nominees: Jeffrey T. Housenbold, Stephen J. Killeen and James N. White.

Furthermore, we believe ISS reached the wrong conclusion in failing to recommend that stockholders vote for the amendment of the Company’s 2006 Equity Incentive Plan to authorize 1.9 million shares for awards under the plan for 2016 and 2017. Shutterfly’s request to authorize the addition of 1.9 million shares — down 21% from the 2.4 million shares authorized for awards over the 2014 and 2015 period — is critical to executing on our vision for growth and value creation. Importantly, the absence of these shares would require a minimum annual cash compensation increase of $25 million. The Shutterfly Board recommends that stockholders vote “FOR” the amendment of the Company’s 2006 Equity Incentive Plan to authorize 1.9 million shares for awards in 2016 and 2017.

The Shutterfly Board does note that ISS acknowledged the meaningful changes made to executive compensation and corporate governance over the past year — as demonstrated by the significant improvement in Shutterfly’s Governance QuickScore from 9 to 4.

Shutterfly has the right strategy, the right management team and the right Board to drive near- and long-term value creation for ALL Shutterfly stockholders. The Shutterfly Board and management team continue to deliver on a clear vision for growth and value creation that will allow us to continue to innovate, extend our competitive advantage and create compelling opportunities for enhanced financial performance in the future. As ISS notes in its report(1):

(1)  Permission to use quotations neither sought nor obtained

“During CEO Housenbold’s ten-year tenure, the company has seen high top line growth and significant increases in brand recognition, market share, and market capitalization.”

The Shutterfly Board believes that replacing three of its nine directors — including the Company’s President and Chief Executive Officer, Jeff Housenbold — with Marathon Partners L.P.’s (“Marathon”) hand-picked nominees and failing to amend the Company’s 2006 Equity Incentive Plan creates needless risk of distraction from execution of the Company’s strategy as well as management attrition, reducing opportunities for future growth and diminishing stockholder value along the way.

There is no need for stockholders to take that risk because, if no Marathon nominees are elected, Shutterfly has already agreed to add Marathon’s Mario Cibelli to the Shutterfly Board following the Annual Meeting and work with Marathon to add another mutually acceptable candidate to the Shutterfly Board within six months.

By voting on the WHITE proxy card “FOR ALL” of Shutterfly’s nominees, stockholders can support the Shutterfly Board and management team, and also ensure that stockholder representatives are added to the Shutterfly Board after the Annual Meeting.

The Shutterfly Board unanimously recommends that stockholders vote the WHITE proxy card today “FOR ALL” of Shutterfly’s three director nominees: Jeffrey T. Housenbold, Stephen J. Killeen and James N. White. The Shutterfly Board also unanimously recommends that you vote the WHITE proxy card today “FOR” the amendment of the Company’s 2006 Equity Incentive Plan to add 1.9 million shares to be issued under the plan.

If you have questions or need assistance voting your shares please contact:

MACKENZIE PARTNERS, INC. 105 Madison Avenue New York, New York 10016 proxy@mackenziepartners.com Call Collect: (212) 929-5500 or Toll-Free (800) 322-2885

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events, including statements about Shutterfly’s business plans, financial performance and compensation programs for 2015 and beyond. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as to management’s plans, assumptions and expectations as of the date of this release. These forward-looking statements are predictions of future events that involve risks and uncertainties that may cause actual results to vary materially from those predicted. The risks and uncertainties that may cause actual results to differ from those predicted include, among others, economic downturns and the general state of the economy; Shutterfly’s ability to expand its customer base and increase sales to existing customers; Shutterfly’s ability to execute on its strategic plan and restructuring activities, including building and successfully implementing Shutterfly 3.0; Shutterfly’s ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff its operations; the impact of seasonality on the business; Shutterfly’s ability to develop new and innovative products and services and integrate acquired businesses and assets on a timely and cost-effective basis; Shutterfly’s ability to meet production requirements; unforeseen changes in expense levels; competition; volatility in Shutterfly’s stock price; the actions of activist investors and the cost and disruption of responding to those actions, including the effect of the proxy contest on Shutterfly’s relationships with its stockholders and other constituencies and on Shutterfly’s ongoing business operations. Please refer to the “Risk Factors” section of Shutterfly’s filings with the Securities and Exchange Commission, including Shutterfly’s most recent Form 10-K and 10-Q, which are available at www.sec.gov, for more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Shutterfly assumes no obligation to update or revise any forward-looking statements except as may be required by applicable law.

About Shutterfly, Inc.

Shutterfly, Inc. is the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands. Founded in 1999, the Shutterfly, Inc. family of brands includes Shutterfly, where your photos come to life in photo books, cards and gifts; Tiny Prints, premium cards and stationery for all life’s occasions; Wedding Paper Divas, wedding invitations and stationery for every step of the planning process; MyPublisher, one of the pioneers in the photo book industry and creator of easy-to-use photo book-making software; ThisLife, a private, cloud-based solution that makes it easy for consumers to find, share and enjoy their photos and videos, all in one place; and BorrowLenses, the premier online marketplace for photographic and video equipment rentals. For more information about Shutterfly, Inc. (NASDAQ:SFLY), visit www.shutterflyinc.com.

Shutterfly Inc.

Media Relations:

Gretchen Sloan, 650-610-5276

gsloan@shutterfly.com

or

Investor Relations:

Jeff Majtyka, 646-759-3635

jmajtyka@shutterfly.com

or

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Jed Repko

415-869-3950

Source: Shutterfly Inc.